AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated February 14, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, Pruco Life Insurance Company of New Jersey, a New Jersey life insurance company and Pruco Securities Corporation, a New Jersey corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A
                                   ----------

FUNDS AVAILABLE UNDER                       SEPARATE ACCOUNTS                       POLICIES FUNDED BY THE
THE POLICIES                                UTILIZING THE FUNDS                     SEPARATE ACCOUNTS

AIM V.I. Growth and Income Fund             Pruco Life of New Jersey                Discovery Select Annuity
AIM V.I. Value Fund                         Flexible Premium Variable               Contract
                                            Annuity Account,
                                            established May 20, 1996

                                            Pruco Life of New Jersey                Discovery Choice Annuity
                                            Flexible Premium Variable               Contract
                                            Annuity Account,
                                            established May 20, 1996

                                            Pruco Life of New Jersey                PruSelect III Variable Universal
                                            Variable Appreciable Account,           Life Policy
                                            established May 20,1989

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:
               ---------------


                                            AIM VARIABLE INSURANCE FUNDS, INC.

     Attest: /s/                            By: /s/
            --------------------------          ------------------------------

     Name: Nancy L. Martin                  Name: Robert H. Graham
     Title: Assistant Secretary             Title: President

     (SEAL)

                                            A I M DISTRIBUTORS, INC.

     Attest: /s/                            By: /s/
            --------------------------          ------------------------------

     Name: Nancy L. Martin                  Name: Michael J. Cemo
     Title: Assistant Secretary             Title: President

     (SEAL)

                                            PRUCO LIFE INSURANCE COMPANY
                                            OF NEW JERSEY

     Attest: /s/                            By: /s/
             --------------------------         --------------------------------

     Name: Thomas C. Castano                Name: Dennis G. Sullivan

     Title: Assistant Secretary             Title: VP & Chief Accounting Officer

     (SEAL)


                                            PRUCO SECURITIES CORPORATION

     Attest: /s/                            By: /s/
             --------------------------         --------------------------------
     Name: Thomas C. Castano                Name: Clifford Kirsch

     Title: Assistant Secretary             Title: Chief Legal Officer

     (SEAL)